Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-213991) pertaining to the 2016 Equity Incentive Plan, the 2006 Stock Plan, and the 2016 Employee Stock Purchase Plan of Coupa Software Incorporated of our report dated April 3, 2017, with respect to the consolidated financial statements and schedule Coupa Software Incorporated, included in this Annual Report (Form 10-K) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California

April 3, 2017